Exhibit 10.1

Exhibit 10.1

MDU Resources Group, Inc.
2011 Annual Award Opportunity Chart

Name	Title	2011 Base Salary ($)	Threshold ($)	Target ($)	Maximum ($)

Terry D. Hildestad	President and Chief Executive Officer MDU Resources Group, Inc.	750,000	187,500	750,000	1,500,000
Doran N. Schwartz	Vice President and Chief Financial Officer MDU Resources Group, Inc.	273,000	34,125	136,500	273,000
John G. Harp	President and Chief Executive Officer MDU Construction Services Group, Inc.	450,000	73,125	292,500	585,000
William E. Schneider	President and Chief Executive Officer Knife River Corporation	447,400	72,703	290,810	581,620
Steven L. Bietz1	President and Chief Executive Officer WBI Holdings, Inc.	360,500	58,581	234,325	468,650

(1)	Mr. Bietz also has five individual performance goals relating to WBI Holdings, Inc.’s safety results, and each goal that is not met will reduce his annual incentive award payment by 1%.